November 30, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated November 30, 2001, of NuWay Energy, Inc. and are in agreement with the statements contained in the second paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

                                    /s/ Shubitz Rosenbloom & Co., P.A.
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